UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 2, 2004


                                     0-13063
                            (Commission File Number)


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                          SCIENTIFIC GAMES CORPORATION
             (Exact name of registrant as specified in its charter)


                 Delaware                                    81-0422894
         (State of Incorporation)                           (IRS Employer
                                                         Identification Number)


                 750 Lexington Avenue, New York, New York 10022
              (Address of registrant's principal executive office)


                                 (212) 754-2233
                         (Registrant's telephone number)


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



                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


        On September 2, 2004, the Board of Directors of Scientific Games Corporation (the "Company") appointed Joseph R. Wright, Jr. as a director of the Company. Mr. Wright was also named to three committees of the Company's Board of
Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        Mr. Wright has been President and Chief Executive Officer of PanAmSat Corporation, a provider of global video and data broadcast services via satellite, since August 2001. He was President of Terremark Worldwide, Inc. from March 2000 to August 2001, Chairman of GRC International, Inc. from 1996 to March 2000 and Executive Vice President and Vice Chairman of W.R. Grace & Co. from 1989 to 1994. Mr. Wright was a member of President Ronald Reagan's Cabinet as Director of the White House Office of Management and Budget ("OMB") from 1988 to 1989 and was Deputy Director of OMB from 1982 to 1988. Mr. Wright is a director of AT&T Government Solutions, Titan Corporation, Proxim Corporation, Terremark Worldwide, Inc. and Verso Technologies, Inc.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      SCIENTIFIC GAMES CORPORATION


                                      By: /s/ Martin E. Schloss
                                         --------------------------------------
                                         Name:  Martin E. Schloss
                                         Title: Vice President, General Counsel
                                                and Secretary

Date:  September 9, 2004